Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Infineon Technologies AG 333-123389) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By: DEUTSCHE BANK TRUST COMPANYAMERICAS, Depositary

By: /s/Jeff Margolick
Name: Jeff Margolick
Title: Director

By: /s/Clare Benson
Name: Clare Benson
Title: Vice President